UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2014 (June 2, 2014)

Medical Action Industries Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-13251	11-2421849
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

500 Expressway Drive South
Brentwood, New York	11717
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(631) 231-4600

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As reported in Medical Action Industries Inc.’s (the “Company”) Current Report on Form 8-K, filed on June 3, 2014, on June 2, 2014 (the “Closing Date”), the Company completed the sale to Medira Inc., (the “Buyer”) a Delaware corporation and an affiliate of Inteplast Group, Ltd. of (i) 100% of the membership units of Medegen Medical Products, LLC, a Delaware limited liability company and a wholly-owned indirect subsidiary of the Company, and (ii) certain assets of the Company’s Patient Care business unit, including the containment business assets (the “Transaction”).
Upon the closing of the Transaction on the Closing Date: (i) Mr. Charles L. Kelly, Jr. resigned as Vice President of the Company and President and General Manager of the Company’s Patient Care business unit and joined the Buyer’s business, effective as of the same date, and (ii) the Company paid Mr. Kelly a transaction bonus in the amount of $150,000 (net of applicable withholding obligations).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MEDICAL ACTION INDUSTRIES INC.

By:	/s/ Brian Baker
Brian Baker
Chief Financial Officer

Dated:    June 12, 2014